 Exhibit 20
 1998 Annual Supplement - Associates Corporation of North America


  Summary of Key Data
  (Dollar Amounts in Millions)

 Year Ended or at December 31        1994        1995         1996           1997        1998
                                ---------   ---------   ---------   ---------   ---------
  NET FINANCE RECEIVABLES       $30,975.7   $36,368.3   $41,778.9   $47,854.5   $46,038.5

 % of Average Net Finance Receivables
      Net Interest Margin            8.24%       8.39%       8.53%       8.53%       6.59%
      Net Credit Losses              1.60        1.66        2.02        2.43        1.94

  Allowance for losses             $932.4    $1,109.2    $1,371.4    $1,661.9    $1,378.9
  -% of Net Finance Receivables      3.01%       3.05%       3.28%       3.47%       3.00%
  Loss Coverage Ratio                2.04x       1.99x       1.72x       1.50x       1.76x

  Portfolio Mix
      % Secured Finance Receivables  74.1%       74.2%       72.9%       70.2%       82.7%
      % Unsecured Finance Recs.      25.9        25.8        27.1        29.8        17.3

  Efficiency Ratio                   43.6        43.4        41.4        41.3        40.4

  Net Income                       $603.5      $708.1       $823.1      $902.5      $952.0

  Return on Average Equity          17.10%      17.21%      17.06%      16.32%      14.65%

  Return on Average Assets           2.04        2.06        2.03        1.93        1.78

  Fixed Charge Coverage Ratio        1.64x       1.56x       1.59x       1.56x       1.53x

  Debt-to-Equity                      7.1:1        7.1:1       7.1:1        7.1:1          7.1:1
 /TABLE

 Five Year Financial Trends - Earnings Information

 (Dollar Amounts in Millions)
 Year Ended December 31         1994        1995         1996           1997        1998
                           --------    --------    --------    --------    --------
 REVENUES

 Finance Charges           $3,866.7    $4,805.3    $5,580.3    $6,428.5    $5,841.5
 Insurance Premiums           293.5       325.1       354.8       370.1       383.9
 Investment and Other Income  227.7       254.0       286.3       352.5       873.9
                            -------     -------     -------     -------     -------
                            4,387.9    5,384.4     6,221.4     7,151.1     7,099.3

 EXPENSES

 Interest Expense             1,509.7     1,979.8     2,206.7     2,543.9     2,842.2
 Operating Expense            1,191.6     1,417.8     1,603.3     1,842.5     1,660.7
 Provision for Losses         569.9       729.7       963.4     1,195.6       949.4
 Insurance Benefits
   Paid or Provided           144.1       135.7         142.9       142.1        144.0
                            -------     -------     -------     -------     -------
                            3,415.3     4,263.0     4,916.3     5,724.1     5,596.3
                            -------     -------     -------     -------     -------
 Earnings Before
  Provision for Taxes         972.6     1,121.4     1,305.1     1,427.0     1,503.0
 Provision for Income Taxes   369.1       413.3       482.0       524.5       551.0
                            -------     -------     -------     -------     -------
 Net Earnings                $603.5          $708.1      $823.1      $902.5      $952.0
                            =======     =======     =======     =======     =======

 /TABLE

 Five Year Financial Trends - Balance Sheet Information

 (Dollar Amounts in Millions)
 December 31                            1994          1995         1996          1997          1998
                                 --------      --------     --------      --------      --------
 ASSETS
 Cash and Cash Equivalents         $361.1           $309.2       $278.4        $294.8      $2,619.7
 Investments in Debt
  and Equity Securities             609.5            884.7      1,044.4       1,153.5       1,865.9
 Net Finance Receivables          30,975.7      36,368.3     41,778.9      47,854.5      46,038.5
 Allowance for Losses              (932.4)        (1,109.2)    (1,371.4)     (1,661.9)     (1,378.9)
 Insurance Policy and
  Claims Reserves                  (545.6)          (602.8)      (693.0)       (762.4)       (763.8)
 Amounts Due from Related Parties   385.8         256.3        341.0       2,331.0       6,563.9
 Other Assets                       833.1         917.2      1,219.8       1,321.6       1,632.0
                                 --------      --------     --------      --------      --------
   Total Assets                 $31,687.2     $37,023.7    $42,598.1     $50,531.1     $56,577.3

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Notes Payable:
  Commercial Paper               $11,640.5     $12,732.7    $14,712.6     $17,184.5     $15,357.2
  Bank Loans                         571.4         702.0      1,001.8       1,202.1       1,070.7
 Accounts Payable and Accruals       726.0         833.5        980.6         960.4       1,187.7
 Long-Term Debt:
  Senior Notes                    14,821.4         18,169.7     20,391.4      24,710.0      31,780.2
  Subordinated and Capital Notes     141.8         141.8        425.5         425.4         425.3
                                  --------      --------     --------      --------      --------
                                  14,963.2      18,311.5     20,816.9      25,135.4      32,205.5

 Stockholders' Equity              3,786.1       4,444.0      5,086.2       6,048.7       6,756.2
                                  --------      --------     --------      --------      --------
   Total Liabilities and
    Stockholders'  Equity        $31,687.2     $37,023.7    $42,598.1     $50,531.1     $56,577.3
                                  ========      ========     ========      ========      ========
 /TABLE

 Five Year Financial Trends - Net Finance Receivables

 (Dollar Amounts in Millions)
 Year Ended or at December 31       1994      1995      1996      1997      1998
                                 --------    --------    --------    --------    --------
 NET FINANCE RECEIVABLES OUTSTANDING

 Home Equity Lending            $11,455.2   $13,190.4   $15,435.9   $17,437.3   $20,435.8
 Truck and Truck Trailer          6,553.0     7,415.7     8,077.6     9,011.1    10,038.0
 Personal Lending/Retail
   Sales Finance                  4,188.9     4,752.7     5,786.5     6,920.6     6,566.2
 Equipment                        2,909.3     3,729.1     4,261.4     4,899.8     4,882.1
 Auto Fleet Leasing                 299.4       327.1     1,087.4     1,418.9     1,471.4
 Credit Card                      3,834.6     4,616.8     5,517.1     7,333.6     1,398.0
 Manufactured Housing             1,681.1     2,049.3     1,257.6        24.1        20.7
 Warehouse Lending and Other         54.2       287.2       355.4       809.1     1,226.3
                                 --------    --------    --------    --------    --------
   Total                        $30,975.7   $36,368.3   $41,778.9   $47,854.5   $46,038.5
                                 ========    ========    ========    ========    ========

 Home Equity Lending
   Average account balance        $39,866     $40,527     $42,513     $44,731     $46,336
   Number of Accounts             287,343     325,470     363,089     389,827     441,034

 Truck and Truck Trailer
   Retail and Leasing Receivables
    Average account balance       $36,253     $37,067     $38,638     $38,616     $40,429
    Number of accounts            161,029     172,826     188,815     211,000     224,198
   Wholesale Receivables
    Average balance per dealer $1,021,429  $1,442,143  $1,117,283  $1,214,065  $1,231,240

 Personal Lending/Retail Sales Finance
   Average Account Balance         $2,095      $2,085      $2,161      $2,312      $2,363
   Number of Accounts           1,999,316   2,279,006   2,677,735   2,993,929   2,778,335


 Equipment
   Retail and Leasing Receivables
    Average account balance       $21,425     $24,795     $26,897     $28,228     $29,460
    Number of accounts            110,691     124,121     134,207     147,468     139,250
   Wholesale Receivables
    Average balance per dealer   $597,444    $723,889    $611,284    $653,457    $904,703

 Five Year Financial Trends - Funding and Capital

 (Dollar Amounts in Millions)
 Year Ended or at December 31       1994      1995      1996      1997      1998
                                ---------   ---------   ---------   ---------   ---------
 DEBT
 Short-Term:
 Commercial Paper               $11,640.5   $12,732.7   $14,712.6   $17,184.5   $15,357.2
 Bank Loans                         571.4       702.0     1,001.8     1,202.1     1,070.7
                                ---------   ---------   ---------   ---------   ---------
   Total                         12,211.9    13,434.7    15,714.4    18,386.6    16,427.9

 Long-Term: (1)
 Senior                          14,821.4    18,169.7    20,391.4    24,710.0    31,780.2
 Subordinated                       141.8       141.8       425.5       425.4       425.3
                                ---------   ---------   ---------   ---------   ---------
   Total                         14,963.2    18,311.5    20,816.9    25,135.4    32,205.5
                                ---------   ---------   ---------   ---------   ---------
 TOTAL DEBT                     $27,175.1   $31,746.2   $36,531.3   $43,522.0   $48,633.4
                                =========   =========   =========   =========   =========

 CREDIT FACILITIES OUTSTANDING  $ 9,239.2   $10,339.7   $12,408.2   $14,915.9   $18,073.1

 MATURITIES
 Due in Less than 1 Year        $14,185.1   $16,046.1   $18,794.9   $22,577.1   $22,975.9
 Due in 1-2 Years                 2,544.2     3,080.5     3,654.3     5,198.0     3,679.2
 Due in 2+ Years                 10,445.8    12,619.6    14,082.1    15,746.9    21,978.3
                                ---------   ---------   ---------   ---------   ---------
   Total                        $27,175.1   $31,746.2   $36,531.3   $43,522.0   $48,633.4

 TERM DEBT PLACEMENTS
 U.S. Domestic Underwritten       2,400.0     3,700.0     3,350.0     4,900.0     4,625.0
 Global Underwritten                                                              4,800.0
 International Underwritten                                 900.0     1,823.0       828.0
 Medium Term Notes and Other      1,528.0     1,449.0       877.0       637.0     1,000.0
                                ---------   ---------   ---------   ---------   ---------
   Total                         $3,928.0    $5,149.0    $5,127.0    $7,360.0   $11,253.0
                                =========   =========   =========   =========   =========